Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our auditors’ report dated March 30, 2011, for ASG Asia Investments Company Limited, with respect to the consolidated financial statements as of December 31, 2010 and 2009 and for the years then ended.   We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83717, No. 333-65900, No. 333-89014, No. 333-134496, No. 333-147989, No. 333-151122) of Brown Shoe Company, Inc., of the aforementioned report in this Form 8-K/A.

/s/ Shanghai Zhonghua
Certified Public Accountants

April 21, 2011